SHEP TECHNOLOGIES INC.
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)

(Unaudited, Prepared by Management)

JUNE 30, 2003

SHEP TECHNOLOGIES INC.
(A Development Stage Company)

Consolidated Balance Sheets
(Expressed in United States Dollars)
As at June 30, 2003
(Unaudited, Prepared by Management)

June 30, 2003 (Unaudited)	December 31, 2002

ASSETS

Current
    Cash and cash equivalents
    GST, VAT and other receivables
    Inventory
    Prepaid expenses

    Total current assets

Capital assets (note 4)
Intangible assets (note 5)

Total assets

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities
    Accounts payable and accrued liabilities
    Accounts payable and accrued liabilities - related parties (note 9)
    Loans payable (note 6)

    Total current liabilities

Stockholders' equity (deficiency)
    Capital stock (note 7)
    Authorized
        100,000,000 common shares, without par value
    Issued
         23,934,340 common shares (2002 - 21,637,280)
    Additional paid-in capital
    Cumulative translation adjustment
    Deficit accumulated during the development stage

Total stockholders' equity (deficiency)

Total liabilities and stockholders' equity (deficiency )

$ 510,411 21,073 188,675 106,633 826,792 51,114 84,946 $ 962,852 $ 285,312 181,624 100,000 566,936 23,934 3,797,980 (8,463) (3,417,535) 395,916 $ 962,852	$ 4,253 20,725 202,015 98,649 325,642 84,154 87,124 $ 496,920 $ 364,162 169,618 60,000 593,780 21,637 1,777,861 (33,743) (1,862,615) (96,860) $ 496,920

Going Concern (note 2)
Subsequent event (note 13)
On behalf of the Board: "Malcolm P. Burke"	Director	"Tracy A. Moore"	Director

The accompanying notes are an integral part of these consolidated financial statements.

SHEP TECHNOLOGIES INC.
(A Development Stage Company)

Consolidated Statements of Operations
(Expressed in United States Dollars)
For the Period Ended June 30, 2003
(Unaudited, Prepared by Management)
Cumulative From Inception on January 6, 2000 to June 30, 2003	Three Months ended June 30, June 30, 2003 2002		Six Months ended June 30, June 30, 2003 2002

SALES

COST OF GOODS SOLD

Gross profit

EXPENSES
    Depreciation and amortization
    Research and development
    Research and development - related parties
    Selling, general and administrative - (note 10)
    Selling, general & admin-related parties
      (notes 8,10)

    Loss from operations

OTHER INCOME (EXPENSE)
    Interest income
    Interest expense

Loss for the period

Basic and diluted loss per share

Weighted average number of shares of
common stock outstanding

$ 405,517 185,093 220,424 79,167 354,420 165,779 1,549,002 1,488,842 3,637,210 (3,416,786) 3,101 (3,850) (749) $(3,417,535)	$ - - - 19,389 120,293 - 321,794 784,791 1,246,267 (1,217,267) 194 (2,000) (1,806) $(1,248,073) $ (0.06) 22,742,855	$ 2,166 5,793 (3,627) 3,868 - - 124,351 169,882 298,101 (301,728) 1,011 - 1,011 $(300,717) $ (0.08) 4,000,000	$ - - - 34,737 120,293 - 498,971 897,279 1,551,280 (1,551,280) 210 (3,850) (3,640) $(1,554,920) $ (0.07) 22,235,197	$ 22,432 16,798 5,634 6,792 - - 277,649 231,010 515,451 (509,817) 1,011 - 1,011 $(508,806) $ (0.13) 4,000,000

The accompanying notes are an integral part of these consolidated financial statements.

SHEP TECHNOLOGIES INC.
(A Development Stage Company)

Consolidated Statements of Cash Flows
(Expressed in United States Dollars)
For the Period Ended June 30, 2003
(Unaudited, Prepared by Management)

Cumulative From Inception on January 6, 2000 to June 30, 2003	Three Months ended June 30, June 30, 2003 2002		Six Months ended June 30, June 30, 2003 2002

CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period
    Adjustment to reconcile loss to net cash
    used in operating activities:
        Depreciation and amortization
        Stock-based compensation
    Changes in non-cash working capital items:
        Increase in GST and VAT recoverable
        Decrease (increase) in inventories
        Increase in prepaid expenses
        Increase (decrease) in accounts payable
    Net cash used in operating activities

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of capital assets
    Acquisition of patents and designs

    Net cash used in investing activities

CASH FLOWS FROM FINANCING ACTIVITIES
    Capital stock issued for cash
    Cash acquired on recapitalization and         acquisitions
    Advances to SHEP Limited prior to
         recapitalization
    Related party advances
    Proceeds from loan payable

Net cash provided by financing activities

Effect of exchange rate changes on cash

Change in cash and cash equivalents
for the period

Cash and equivalents, beginning of period

Cash and cash equivalents, end of period

Cash paid during the period for:
    Interest expense
    Income taxes

$(3,417,535) 79,167 800,000 (18,633) (173,035) (100,774) 238,678 (2,592,132) (121,027) (80,321) (201,348) 1,881,948 382,586 452,439 494,900 100,000 3,311,873 (7,982) 510,411 - $ 510,411 $ - $ -	$(1,248,073) 19,389 714,000 11,625 12,341 (100,774) (94,143) (685,635) - - - 1,124,166 - - - - 1,124,166 2,828 441,359 69,052 $ 510,411 $ - $ -	$ (300,717) 3,868 - 116 (7,516) - 113,094 (191,155) - - - - 58 60,100 190,212 - 250,370 18,876 (40,339) 44,592 $ 4,253 $ - $ -	$(1,554,920) 34,737 714,000 (348) 13,340 (7,984) (66,844) (868,019) - - - 1,308,416 - - - 40,000 1,348,416 25,761 506,158 4,253 $ 510,411 $ - $ -	$ (508,806) 6,792 - 116 (32,118) - 148,610 (385,406) - - - - 58 60,100 366,124 - 426,224 (18,019) 22,799 27,052 $ 4,253 $ - $ -

The accompanying notes are an integral part of these consolidated financial statements.

SHEP TECHNOLOGIES INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)
For the Period Ended June 30, 2003
(Unaudited, Prepared by Management)

1.   Basis of Presentation

The accompanying unaudited consolidated financial statements do not include all information and footnote disclosures required for an annual set of financial statements under United States generally accepted accounting principles. In the opinion of management, all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows as at June 30, 2003 and for all periods presented, have been included. Interim results for the six-month period ended June 30, 2003 are not necessarily indicative of the results that may be expected for the fiscal year as a whole.

The unaudited consolidated balance sheets, statements of operations and statements of cash flows include the accounts of the Company and its direct and indirect wholly-owned subsidiaries: SHEP Limited, an Isle of Man corporation; SHEP Technology, Inc., a Maine corporation; and SHEP Technologies, Inc., a Delaware Corporation. These financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information. The accounting principles used in these financial statements are those used in the preparation of the Company's audited financial statements for the year ended December 31, 2002.

These financial statements should be read in conjunction with the audited annual financial statements and notes thereto, as included in the Company's annual report for the fiscal year ended December 31, 2002. These consolidated financial statements also comply, in all material respects, with Canadian generally accepted accounting principles with respect to recognition, measurement and presentation.

2.   Going Concern

These consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation. However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The operations of the Company have primarily been funded by the issuance of capital stock and debt. Continued operations of the Company are dependent on the Company's ability to complete additional equity financings or generate profitable operations in the future. Management's plan in this regard is to secure additional funds through future equity financings. Such financings may not be available or may not be available on reasonable terms.

	June 30, 2003	December 31, 2002
Deficit accumulated during the development stage Working capital (deficiency)	$ (3,417,535) 259,856	$ (1,862,615) (268,138)

3.   Stock-based Compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value.

The Company has chosen to account for stock-based compensation for employees, directors and officers using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Accordingly, compensation cost for relevant stock options issued in the period is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

The Company accounts for stock-based compensation issued to non-employees in accordance with the provisions of SFAS 123 and the consensus in Emerging Issues Task Force No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services".

The following table illustrates the effect on loss and loss per common share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based compensation for employee, directors and officers.

From Inception on January 6, 2000 to June 30, 2003	Three Months ended June 30, June 30, 2003 2002		Six Months ended June 30, June 30, 2003 2002

Loss, as reported

Add:
Total stock-based employee compensation expense included in loss, as reported determined under APB 25, net of related tax effects

Deduct:
Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects

Pro-forma loss

Loss per common share, basic and diluted

Loss per common share, basic and diluted, pro-forma

$(3,417,535) 301,000 (770,000) $(3,886,535)	$(1,248,073) 301,000 (15,000) $ (962,073) $ (0.06) $ (0.04)	$(300,717) - - $ (300,717) $ (0.08) $ (0.08)	$(1,554,920) 301,000 (15,000) $(1,268,920) $ (0.07) $ (0.06)	$(508,806) - - $(508,806) $ (0.13) $ (0.13)

4.   Capital Assets

	June 30, 2003 Net Accumulated Book Cost Depreciation Value			December 31, 2002 Net Accumulated Book Cost Depreciation Value
Plant and equipment	$ 130,773	$ 79,659	$ 51,114	$ 131,254	$ 47,100	$ 84,154

5.   Intangible Assets

	June 30, 2003 Net Accumulated Book Cost Depreciation Value			December 31, 2002 Net Accumulated Book Cost Depreciation Value
Patents pending	$ 87,124	$ 2,178	$ 84,946	$ 87,124	$ -	$ 87,124

6.   Loans Payable

Loans payable consist of two loans, one for $60,000 and one for $40,000, both bearing interest at 8% per annum, unsecured and due on the earlier of January 31, 2004 or on the date the Company receives debt or equity financing of at least $1,000,000. Interest in the amount of $3,850 has been accrued at June 30, 2003.

7.   Capital Stock

Common stock

The common stock of the Company are all of the same class, are voting and entitle stockholders to receive dividends. In the event of a liquidation, dissolution or winding up, the common stockholders are entitled to receive equal distributions of net assets or any dividends which may be declared.

On February 28, 2003, the Company completed a private placement consisting of 245,667 units at a price of $0.75 per unit for proceeds of $184,250. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant whereby each whole warrant entitles the holder to acquire one additional share of common stock at a price of $1.25 per share for a period of one year.

On April 3, 2003, the Company completed a private placement consisting of 588,235 units at a price of $0.85 per unit for gross proceeds of $500,000. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant whereby each whole warrant entitles the holder to acquire one additional share of common stock at a price of $1.25 per share for a period of one year. The Company incurred $65,000 of share issuance costs associated with the private placement.

On May 23, 2003, the Company completed a private placement consisting of 438,597 units at a price of $0.57 per unit for gross proceeds of $250,000. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant whereby each whole warrant entitles the holder to acquire one additional share of common stock at a price of $1.25 per share for a period of two years. The Company incurred $32,500 of share issuance costs associated with the private placement.

On June 4, 2003, the Company issued 50,000 shares of common stock as compensation to a consultant in consideration for services rendered at a price of $0.69 per share for a total of $34,500 in consulting expenses.

On June 11, 2003, the Company completed a private placement consisting of 614,036 units at a price of $0.57 per unit for gross proceeds of $350,000. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant whereby each whole warrant entitles the holder to acquire one additional share of common stock at a price of $1.25 per share for a period of two years. The Company incurred $45,000 of share issuance costs associated with the private placement.

On June 24, 2003, the Company received proceeds of $166,666 for the exercise of 133,333 warrants at a price of $1.25 per share.

On June 24, 2003, an officer and director of the Company exercised his 350,000 vested stock options in a cashless exercise. The stock was trading at a price of $2.85 per share, and his exercise prices was $1.00 per share, resulting in an issuance of 227,192 shares and stock-based compensation expense of $647,500.

Warrants

As of June 30, 2003, the following warrants are outstanding:

  511,333 warrants exercisable at a price of $1.25 per share expiring September 12, 2003.
  122,834 warrants exercisable at a price of $1.25 per share expiring February 28, 2004.
  294,118 warrants exercisable at a price of $1.25 per share expiring April 3, 2004.
  219,299 warrants exercisable at a price of $1.25 per share expiring May 23, 2005.
  307,018 warrants exercisable at a price of $1.25 per share expiring June 11, 2005.

Stock Options

On October 8, 2002, the Company adopted a stock incentive plan (the "2002 Stock Plan") to provide incentives to employees, directors and consultants. At the Company's annual general meeting, held November 22, 2002, the Company's shareholders approved the 2002 Stock Plan which provides for the issuance of up to 2,200,000 options of common stock with the maximum term of ten years. The board of directors has the exclusive power over the granting of options and their vesting provisions.

As of June 30, 2003, the Company had granted 1,875,000 options to employees, directors and consultants. The options have six-year terms, an exercise price of $1.00 per share and vest in varying amounts at the discretion of the board of directors. The fair value of the options granted in the six months ended June 30, 2003 was $0.91 per share based on the Black-Scholes option-pricing model. The fair value of options granted to consultants and non-directors of the Company recognized during the six months ended June 30, 2003 was $32,000 which has been recorded as consulting fees in the period.

On June 24, 2003, an officer and director of the Company exercised his 350,000 vested stock options in a cashless exercise. The stock was trading at a price of $2.85 per share, and his exercise prices was $1.00 per share, resulting in an issuance of 227,192 shares and stock-based compensation expense of $647,500.

A summary of the 2002 Stock Plan activity during the six months ended June 30, 2003, with comparative figures for 2002, is as follows:

	2003		2004
	Number of Options	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Options outstanding at January 1 Granted Exercised Forfeited Options outstanding at June 30 Options exercisable at June 30	1,000,000 875,000 (350,000) - 1,525,000 816,666	$ 1.00 $ 1.00 $ 1.00 - $ 1.00 $ 1.00	- - - - - -	$ - $ - $ - $ - $ - $ -

A summary of stock options outstanding at June 30, 2003 is as follows:

	Outstanding Options			Exercisable Options
Exercise Price	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
$1.00	1,525,000	5.6 years	$ 1.00	816,666	$ 1.00

The Company uses the Black-Scholes option-pricing model to compute estimated fair value, based on the following assumptions:

Risk-free interest rate Dividend yield rate Price volatility Weighted average expected life of options	4.5% - % 133.5% 6 years

8.   Related Party Transactions

The Company entered into the following transactions with related parties during the period ended June 30, 2003:

  Paid or accrued management fees of $26,994 (2002 - $61,128) to companies controlled by directors of the Company.
  Paid or accrued administration fees included in general and office expenses of $8,755 (2002 - $Nil) to a company controlled by a director of the Company.
  Paid or accrued management fees of $22,500 (2002 - $Nil) to a company controlled by an officer and director of the Company.
  Paid or accrued rent and office costs of $18,967 (2002 - $Nil) to a company controlled by an officer and director of the Company.
  Paid or accrued consulting fees of $49,362 (2002 - $Nil) to a company controlled by an officer and director of the Company.
  Paid or accrued consulting fees of $10,211 (2002 - $Nil) to a company controlled by a director of the Company.
  An officer and director of the Company exercised his 350,000 vested stock options in a cashless exercise. The stock was trading at a price of $2.85 per share, and his exercise prices was $1.00 per share, resulting in an issuance of 227,192 shares and stock-based compensation expense of $647,500.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

9.   Accounts payable - related parties, as at June 30, 2003:

	June 30, 2003	December 31, 2002
Marshalsea Hydraulics Limited Ifield Technology Ltd. Balco Holdings Inc. MCSI Consulting Services Inc. SOPO Investments Ltd.	$ 43,748 110,845 3,585 15,946 7,500 $ 181,624	$ 47,508 72,314 2,257 30,039 17,500 $ 169,618

10.   Selling, General and Administrative

	Cumulative Amounts From Inception on January 6, 2000 to June 30, 2003	Three Months ended June 30, June 30, 2003 2002		Six Months ended June 30, June 30, 2003 2002
EXPENSES Advertising and promotion Contractor and consulting fees Investor relations Management fees Office and general Professional fees Rent Salaries and benefits Travel and related Total expenses	$ 42,859 1,068,369 311,037 543,876 205,582 266,692 55,338 278,813 265,278 $ 3,037,844	$ 10,045 814,116 16,864 49,497 60,610 89,500 12,635 24,275 29,043 $1,106,585	$ - 58,711 - 121,236 21,933 11,262 6,955 55,477 18,659 $ 294,233	$ 14,848 868,253 115,513 122,116 72,738 97,638 12,635 48,350 44,159 $ 1,396,250	$ - 108,166 - 140,259 29,624 11,342 12,035 134,421 72,812 $ 508,659

Financial Statement Presentation:

	Cumulative Amounts From Inception on January 6, 2000 to June 30, 2003	Three Months ended June 30, June 30, 2003 2002		Six Months ended June 30, June 30, 2003 2002
EXPENSES Incurred with non-related parties Incurred with related parties Total expenses	$ 1,549,002 1,488,842 $ 3,037,844	$ 321,794 784,791 $ 1,106,585	$ 124,351 169,882 $ 294,233	$ 498,971 897,279 $ 1,396,250	$ 277,649 231,010 $ 508,659

11.   SEGMENT INFORMATION

The Company operates in one business segment being the development of stored hydraulic energy propulsion technology. The Company's operations are conducted in three geographic segments being the United Kingdom ("UK"), the United States of America ("USA") and Canada. Sales totaling $0 (2002 - $22,432) were made to one customer in the USA for the period ended June 30. This represented 100% (2002: 100%) of the Company's total sales.
	Three Months ended June 30, June 30, 2003 2002		Six Months ended June 30, June 30, 2003 2002
Sales Canada UK USA Depreciation Canada UK USA Income (loss) Canada UK USA Total assets Canada UK USA	$ - - - $ - $ - 19,389 - $ 19,389 $ (886,308) (335,400) (26,365) $(1,248,073) $ 479,156 408,820 74,876 $ 962,852	$ - - 2,166 $ 2,166 $ - 3,868 - $ 3,868 $ - (41,609) (259,108) $(300,717) $ - 78,840 42,439 $ 121,279	$ - - - $ - $ - 34,737 - $ 34,737 $(1,119,919) (408,137) (26,864) $(1,554,920) $ 479,156 408,820 74,876 $ 962,852	$ - - 22,432 $ 22,432 $ - 6,792 - $ 6,792 $ - (398,614) (110,192) $ (508,806) $ - 78,840 42,439 $ 121,279

12.   Supplemental Disclosure With Respect To Cash Flows

Significant non-cash transactions for the period ended June 30, 2003 consisted of:

  On June 4, 2003, the Company issued 50,000 shares of common stock as compensation to a consultant in consideration for services rendered at a price of $0.69 per share for a total of $34,500 in consulting expenses.
  On June 24, 2003, an officer and director of the Company exercised 350,000 vested stock options in a cashless exercise. The stock was trading at a price of $2.85 per share, and his exercise prices was $1.00 per share, resulting in an issuance of 227,192 shares and stock-based compensation expense of $647,500.

13.   Subsequent Event

Private Placement

On July 15, 2003, the Company completed a private placement consisting of 384,615 units at a price of $1.30 per unit for gross proceeds of $500,000. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant (or 192,308 warrants) whereby each whole warrant entitles the holder to acquire one additional share of common stock at a price of $1.50 per share for a period of one year. The Company incurred $65,000 of share issuance costs associated with the private placement.

SHEP TECHNOLOGIES INC.
QUARTERLY REPORT - FORM 51-901F
For the Quarter Ended June 30, 2003
(All amounts expressed in United States Dollars, unless otherwise stated)

SHEP TECHNOLOGIES INC.
("The Company")

SCHEDULE A: FINANCIAL STATEMENTS

See attached unaudited consolidated financial statements for the period ended June 30, 2003.

SCHEDULE B: SUPPLEMENTARY INFORMATION

All amounts in the unaudited consolidated financial statements and in this Form 51-901F are stated in United States Dollars, unless otherwise explicitly stated.

1.   Analysis of expenses and deferred costs.

      See attached unaudited consolidated financial statements for the quarter ended June 30, 2003.

2.   Related party transactions.

      See attached notes to the unaudited consolidated financial statements for the quarter ended June 30, 2003.

3.   Summary of securities issued and options granted during the period:

      a)   Summary of securities issued during the quarter:

On April 3, 2003, the Company completed a private placement consisting of 588,235 units at a price of $0.85 per unit for gross proceeds of $500,000. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant whereby each whole warrant entitles the holder to acquire one additional share of common stock at a price of $1.25 per share for a period of one year. The Company incurred $65,000 of share issuance costs associated with the private placement.

On May 23, 2003, the Company completed a private placement consisting of 438,597 units at a price of $0.57 per unit for proceeds of $250,000. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant whereby each whole warrant entitles the holder to acquire one additional share of common stock at a price of $1.25 per share for a period of one year. The Company incurred $32,500 of share issuance costs associated with the private placement.

On June 4, 2003, the Company issued 50,000 shares of common stock as compensation to a consultant in consideration for services rendered at a price of $0.69 per share for a total of $34,500 in consulting expenses.

On June 11, 2003, the Company completed a private placement consisting of 614,036 units at a price of $0.57 per unit for proceeds of $350,000. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant whereby each whole warrant entitles the holder to acquire one additional share of common stock at a price of $1.25 per share for a period of one year. The Company incurred $45,000 of share issuance costs associated with the private placement.

On June 24, 2003, the Company received proceeds of $166,666 for the exercise of 133,333 warrants at a price of $1.25 per share.

On June 24, 2003, an officer and director of the Company exercised his 350,000 vested stock options in a cashless exercise. The stock was trading at a price of $2.85 per share, and his exercise prices was $1.00 per share, resulting in an issuance of 227,192 shares and stock-based compensation expense of $647,500.

    b)    Summary of stock options granted during the quarter:

Name	Description	Number of Options	Exercise or Base Price ($/Security)	Date of Grant	Expiration Date
Clive A. Bowen	Director	100,000	$1.00	20-May-03	3-Jan-09
Paul Davies	Consultant	50,000	$1.00	11-Jun-03	10-Jun-09
Peter Chalk	Employee	25,000	$1.00	11-Jun-03	10-Jun-09
Dominic Chappell	Consultant	100,000	$1.00	11-Jun-03	10-Jun-09
Hugh Frazer	Consultant	50,000	$1.00	11-Jun-03	10-Jun-09
PacWest Group	Consultant	50,000	$1.00	11-Jun-03	10-Jun-09
Clive A Bowen	Director	500,000	$1.00	11-Jun-03	10-Jun-09
Total		875,000

4.   Summary of securities as at the end of the reporting period:

    a)   Description of authorized share capital including number of shares for each class, dividend rates on preferred shares and whether or not cumulative redemption and conversion provisions:

          See attached unaudited consolidated financial statements for the quarter ended June 30, 2003.

    b)   Number and recorded value for shares issued and outstanding:

          See attached unaudited consolidated financial statements for the quarter ended June 30, 2003.

Description of options, warrants and convertible securities outstanding, including any number or amount, exercise or conversion price and expiry date, and any recorded value:

A summary of stock options outstanding at June 30, 2003 is as follows:

	Outstanding Options			Exercisable Options
Exercise Price	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
$1.00	1,525,000	5.6 years	$ 1.00	816,666	$ 1.00

4.   A summary of warrants outstanding at June 30, 2003 follows:

As of June 30, 2003, the following warrants are outstanding:

    - 511,333 warrants exercisable at a price of $1.25 per share expiring September 12, 2003.

    - 122,834 warrants exercisable at a price of $1.25 per share expiring February 28, 2004.

    - 294,118 warrants exercisable at a price of $1.25 per share expiring April 3, 2004.

    - 219,299 warrants exercisable at a price of $1.25 per share expiring May 23, 2005.

    - 307,018 warrants exercisable at a price of $1.25 per share expiring June 11, 2005.

As of June 30, 2003, the following convertible securities are outstanding :

Convertible securities - none.

    d)   Number of shares in each class of shares subject to escrow or pooling agreements:

There were no shares subject to escrow or pooling arrangements at June 30, 2003.

5.   Names of the directors and officers as at the date this report was signed and filed.

Directors:	Bowen, Clive A. - Director Burke, Malcolm P. - Director Evans, W. Ray - Director Humphrey, Peter R. - Director Loy, Betty Anne - Director Moore, Tracy A. - Director
Officers:	Burke, Malcolm P. - President and CEO Moore, Tracy A. - Chief Financial Officer and Secretary

SHEP TECHNOLOGIES INC.

("The Company")

SCHEDULE C: MANAGEMENT DISCUSSION AND ANALYSIS

Overview

The Company's results include the accounts of the SHEP Technologies Inc. and its direct and indirect wholly-owned subsidiaries: SHEP Limited, an Isle of Man corporation; SHEP Technology, Inc., a Maine corporation; and SHEP Technologies, Inc., a Delaware Corporation.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

The following discussion and analysis of the financial condition and operating results of the Company for the three month periods ended June 30, 2003 and June 30, 2002 and should be read in conjunction with the unaudited consolidated financial statements and notes attached hereto. These are the results of the SHEP Limited business acquired as at September 12, 2002, which for generally accepted accounting principles in the United States of America, require that the historical comparative results of the accounting acquirer become the results of the legal parent.

The Company's financial statements included herein were prepared in accordance with generally accepted accounted principles for the United States of America. They also comply, with respect to recognition, measurement and presentation, without requiring material adjustments, with generally accepted accounting principles in Canada

The Company is in the development stage and has recorded limited revenues. In the past, the Company has acquired necessary capital through the limited issuance of its common shares, increasing indebtedness and through advances from related parties. There is no assurance that these sources will continue to be available in future operating periods.

All amounts in the financial statements and in this Form 51-901F are stated in United States Dollars, unless explicitly stated otherwise.

OPERATING RESULTS

Comparison of the quarter ended June 30, 2003 compared to the quarter ended June 30, 2002:

The net loss for the three months ended June 30, 2003 was $1,248,073 compared to a net loss for the same period in 2002 of $301,717. The loss increased primarily due to recording the impact of $714,000 in non-cash compensation expenses related to the 2002 stock option plan ($647,500 regarding a cashless exercise, $34,500 in consulting fees paid with stock, and $32,000 regarding options issued to non-employee, non-director consultants). In addition to the compensation expense impact in the period, office and general and professional fees increased relative to the same period in the prior year (office and general: 2003 - $60,610 and 2002 - $21,933; professional fees: 2003 - $89,500 and 2002- $11,262) due to the added filing and reporting costs associated with the public company, and added activity in the current period associated with corporate finance, legal, audit and filing fees associated with private placements and research and development project administration.

In the current period $120,293 of research and development was expensed pertaining the services of one R&D contractor, Pi Technology , a UK-based global leader in the design and development of automotive electronics and engine control software, including innovative control system technologies for the alternative fuels market.

LIQUIDITY AND CAPITAL RESOURCES

As at June 30, 2003, total cash was $510,411, current assets exceeded current liabilities by $259,856, and total assets exceeded total liabilities by $395,916. The Company has been actively seeking additional financings to support the furthering of its operations plan. In the three months ended June 30, 2003 the Company received four private placements for net proceeds after issuance costs of $957,500. In June 2003 133,333 warrants were exercised and an additional $166,666 in proceeds were received.

The Company is in the development stage and expects to remain in the development stage for the current operating year. Consequently, we expect no net funds to be generated from operations in the present operating year. The Company's current working capital is not sufficient to meet its business operating objectives. The Company's ability to satisfy projected working capital requirements is entirely dependent upon its ability to secure additional funding through public or private sales of securities, including equity securities of the Company. There is no assurance that the Company will be able to secure the necessary capital on terms acceptable to the Company or at all.

Capital expenditures in the form of development of a prototype platform vehicle are planned for the next 12 months amounting to $2,140,000. At this time discussions are ongoing with a number of potential sources of funding from a combination of private placements, government grants and other sources.

Operations outlook

During the current fiscal year, the Company is progressing through a pre-development planning project with Pi Technologies. The Company is continuing to negotiate with prospective funding sources with the goal of raising sufficient fund to support the significant capital expenditure program with Pi Technology which will include funds for the development of the SHEP prototype platform, for hiring UK based personnel, establishing a dedicated base of UK operations, continuing operations in the UK and in North America, and for maintaining public company activities from North America.

Investor Relations

Commencing on May 1, 2003, the Company entered into a month-to-month agreement and engaged the services of Pac West Group for investor relations and corporate communications services. The agreement provides for payment of a monthly fee to Pac West Group in the amount of $5,000 and 50,000 options in the common shares of the Company.

During quarter ended June 30, 2003, the Company also continued to use the services of Sundar Communications Group Inc. by extending their contract for a further three-month period. The contract for Sundar Communications, if not further extended, will expire on September 30, 2003.

Also during this period, officers of the Company continued to communicate directly with shareholders and prospective shareholders and financiers.

SUBSEQUENT EVENTS

On July 15, 2003, the Company completed a private placement consisting of 384,615 units at a price of $1.30 per unit for gross proceeds of $500,000. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant (or 192,308 warrants) whereby each whole warrant entitles the holder to acquire one additional share of common stock at a price of $1.50 per share for a period of one year. The Company incurred $65,000 of share issuance costs associated with the private placement.